Exhibit 32.2

TAMPA ELECTRIC COMPANY

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Tampa Electric Company (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2015	/s/	J. B. RAMIL
J. B. RAMIL
Chief Executive Officer and
Director
(Principal Executive Officer)

Dated: February 27, 2015	/s/	S.W. CALLAHAN
S.W. CALLAHAN
Vice President-Finance and Accounting and
Chief Financial Officer
(Chief Accounting Officer)
(Principal Financial and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.